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                                                                    Exhibit 23.7
                                                                    ------------

                        CONSENT OF INDEPENDENT AUDITORS


We have issued our report dated October 23, 1998, accompanying the financial statements of SouthWind Internet Access, Inc. included in the Annual Report of OneMain.com, Inc. on Form 10-K for the year ended December 31, 1999 which is incorporated by reference in this registration statement. We consent to the incorporation by reference of said report in the Registration Statement of EarthLink, Inc. on Form S-3 (File No. 333-xxxxx), and to the use of our name as it appears under the caption "Experts."

                                        /s/ Grant Thornton LLP


Wichita, Kansas
October 11, 2000